UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to sec. 240.14a-12

HIGHPOWER INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	Fee not required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

HIGHPOWER INTERNATIONAL, INC.

Building A1, 68 Xinxia Street

Pinghu, Longgang, Shenzhen, Guangdong, 518111

People’s Republic of China

On October 20, 2017, Highpower International, Inc. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission in connection with its Annual Meeting of Stockholders scheduled for December 2, 2017 (the “Annual Meeting”). Due to an administrative error, the number of shares of the Company’s common stock outstanding on October 4, 2017, the record date for the Annual Meeting, was incorrectly stated in the Proxy Statement as 15,361,000. The correct number of shares outstanding as of October 4, 2017 is 15,476,000, all of which are entitled to vote at the Annual Meeting. The shares of common stock beneficially owned by the Company’s directors and executive officers under “Security Ownership of Certain Beneficial Owners and Management” on page 23 of the Proxy Statement remain the same and any changes to amounts of percentage ownership as a result of using the correct number of outstanding shares are immaterial.